EXHIBIT 99


CAUTIONARY FACTORS THAT MAY AFFECT FUTURE RESULTS


The disclosure and analysis set forth in this report contains certain forward looking statements, particularly statements relating to future actions, performance or results of current and anticipated products, sales efforts, expenditures, and financial results. From time to time, the Company also provides forward looking statements in other publicly released materials, both written and oral. Forward looking statements provide current expectations and forecasts of future events such as new products, revenues and financial performance, and are not limited to describing historical or current facts. They can be identified by their use of words such as plans, expects, anticipated, will and other words and phrases of similar meaning.

Forward looking statements are necessarily based on assumptions, estimates and limited information available at the time they are made. A broad variety of risks and uncertainties, both known and unknown, as well as the inaccuracy of assumptions and estimates, can affect the realization of the expectations or forecasts in these statements. Consequently, no forward looking statement can be guaranteed. Actual future results may vary materially.

The Company undertakes no obligation to update any forward looking statements. You should refer to the Company's subsequent filings under the Securities Exchange Act of 1934 for further disclosures.

As permitted by the Private Securities Litigation Reform Act of 1995, the Company is providing the following cautionary statements which identify factors that could cause the Company's actual results to differ materially from historical and expected results. It is not possible to foresee or identify all such factors. You should not consider this list an exhaustive statement of all potential risks, uncertainties and inaccurate assumptions.

HISTORICAL GROWTH RATE
Continuance of the historical growth rate of the Company depends upon a number of uncertain events, including the outcome of the Company's strategies of increasing its penetration into geographical markets such as Asia, Latin America and Europe; increasing its penetration into product markets such as the market for paper coating pigments and the market for groundwood paper pigments; increasing sales to existing PCC customers by increasing the amount of PCC used per ton of paper produced; and developing, introducing and selling new products. Difficulties, delays or failures of any of these strategies could cause the future growth rate of the Company to differ materially from its historical growth rate.

CONTRACT RENEWALS
The Company's sales of PCC are predominantly pursuant to long term agreements, generally ten years in length, with paper mills at which the Company operates satellite PCC
plants.   The terms of many of these agreements have been
extended, often in connection with an expansion of the satellite PCC plant. To date, the Company's experience with extensions and renewals of its satellite PCC agreements has been favorable. There is no assurance, however, that this will continue to be the case. Failure of a number of the Company's customers to renew existing agreements could cause the future growth rate of the Company to differ materially from its historical growth rate, and could have a substantial adverse effect on the Company's results of operations.

LITIGATION; ENVIRONMENTAL EXPOSURES
The Company's operations are subject to international, federal, state and local environmental, tax and other laws and regulations, and potentially to claims for various legal, environmental and tax matters. The Company is currently a party to various litigation matters, including the Eaton litigation which has previously been disclosed in the Management's Discussion and Analysis sections of the Company's most recent filings under the Securities Exchange
Act of 1934. While the Company carries liability insurance which it believes to be appropriate to its businesses, and has provided reserves for such matters which it believes to be adequate, an unanticipated liability arising out of such a litigation matter or a tax or environmental proceeding could have a material adverse effect on the Company's financial condition or results of operations.

NEW PRODUCTS
The Company is engaged in a continuous effort to develop new products in all of its product lines. Difficulties, delays or failures in the development, testing, production, marketing or sale of such new products could cause its actual results of operations to differ materially from expected results.

COMPETITION; PROTECTION OF INTELLECTUAL PROPERTY
Particularly in its PCC and Refractory product lines, the Company competes based in part upon proprietary knowledge, both patented and unpatented. The Company's ability to achieve anticipated results depends in part on its ability to defend its intellectual property against inappropriate disclosure as well as against infringement. In addition, development by the Company's competitors of new products or technologies that are more effective or less expensive than those the Company offers could have a material adverse effect on the Company's financial condition or results of operations.

RISKS OF DOING BUSINESS ABROAD
As the Company expands its operations overseas, it faces the increased risks of doing business abroad, including inflation, fluctuations in interest rates and currency exchange rates, changes in applicable laws and regulatory requirements, export and import restrictions, tariffs and other trade barriers, longer payment terms, adverse tax treatment, nationalization, expropriation, limits on repatriation of funds, unstable governments and legal systems, and other factors. Adverse developments in any of these areas could cause actual results to differ materially from historical and expected results.

AVAILABILITY OF RAW MATERIALS
The Company's ability to achieve anticipated results depends in part on having an adequate supply of raw materials for its manufacturing operations, particularly lime and carbon dioxide for PCC operations and magnesia for refractory operations, and on having adequate access to the ore reserves at its mining operations. Unanticipated changes in the costs or availability of such raw materials, or in the Company's ability to have access to its ore reserves, could adversely affect the Company's results of operations.

YEAR 2000
The Company faces the risk that the transition to the year 2000 may cause its own systems and equipment, or the systems and equipment of other firms, to fail unexpectedly. The Company is taking steps to study and reduce this risk, as outlined above in the Management's Discussion and Analysis
section of this quarterly report on Form 10-Q.   However,
failure of the Company's efforts to repair or replace its information technology systems and non-information technology systems according to schedule; failure to identify a mission-critical, non-year 2000-compatible item of software or embedded control; failure of a significant vendor or customer to provide MTI with goods or services or to purchase or pay for goods or services, because of year 2000-related breakdowns; or widespread year 2000-related disruption of the electrical, banking, telecommunications or transportation systems or of the economy in general, could adversely affect the Company's financial position or results of operations.

CYCLICAL NATURE OF CUSTOMERS' BUSINESS
The bulk of the Company's sales are to customers in two industries, paper and steel, which have historically been cyclical. The Company's exposure to variations in its customers' business has been reduced in recent years by the growth in the number of plants we operate; by the diversification of our portfolio of products and services; and by our geographic expansion, since economic problems are usually not equally felt in all parts of the world. In addition, the structure of some of our long term contracts gives us a degree of protection against declines in the quantity of product purchased, since the price per ton rises as the number of tons purchased declines. In addition, many of our product lines lower our customers' cost of production or increase their productivity, which should encourage them to use our products. However, a sustained economic downturn in one or more of the industries or geographic regions which we serve, or in the worldwide economy, could cause actual results of operations to differ materially from historical and expected results.

ADOPTION OF A COMMON EUROPEAN CURRENCY
On January 1, 1999, eleven European countries will adopt the Euro as their common currency. Adoption of the Euro will require changes both to the Company's financial reporting systems and to commercial arrangements with third parties, including customers, suppliers and financial institutions. In addition, adoption of a single currency and a common monetary policy by the countries adopting the Euro can be expected to have effects on competition in Europe and on the overall economy of the region. A failure on our part to identify or to correct systems or agreements which require modification, or effects on competition or the general economy of the region, could adversely affect the Company's financial position or results of operations.